UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 21, 2006

                           SIBERIAN ENERGY GROUP INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                     Nevada              333-118902          52-2207080
          ---------------------------    -----------     -------------------
        (State  or  other  jurisdiction  (Commission       (IRS  Employer
              of  incorporation)         File  Number)  Identification  No.)

           275  Madison  Ave,  6th  Floor,  New  York,  NY    10016
           ----------------------------------------------------------
           (Address  of  principal  executive offices)      (Zip Code)


                                 (212)  828-3011
                         -------------------------------
                          Registrant's  telephone  number

         --------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

In August 2006, we agreed to issue restricted shares of our common stock to certain individuals and entities to which we owed money as of August 2006. The

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shares  were  issued  at  a 30% discount to the then current market price of our common  stock,  being  the  discount  for  restrictive  nature  of  the  shares

In August 2006, two individuals agreed to be issued an aggregate of 113,530 restricted shares of common stock in consideration for the forgiveness of $182,783 in money which we owed the individuals in connection with loans they provided us in December 2005 and in connection with such individuals representing us in Moscow, Russia.

In September 2006, we issued an aggregate of 417,469 restricted shares of common stock to Business Standard (and nominees thereof), of which 400,000 shares were issued for consideration for consulting services rendered in connection with the application for and subsequent grant of two (2) oil and gas exploration and production licenses in the Kurgan region of Siberia, Russia (the "Licenses"), to Zauralneftegaz, Ltd., a Russian company ("ZNG"), which is wholly owned by Zauralneftegaz, Ltd., a United Kingdom company, which we own 50% of through a joint venture in connection with our agreement with Business Standard, whereby we agreed to issue Business Standard 200,000 restricted shares of our common stock for each license ZNG receives. The remaining 17,469 shares of restricted common stock were issued to Business Standard in connection with Business Standard forgiving $28,125 in amounts owed for consulting services rendered.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

In September 2006, we agreed to issue 10,000 shares of our restricted common stock to the Investor Relations Group, Inc. ("IRG"), in accordance with a contract entered into on March 16, 2006. Pursuant to the contract (the "IRG Agreement"), IRG agreed to perform investor relations and public relations services, including the overall management of a corporate communications program, as well as agreeing to design a corporate fact sheet, and organizing road shows for the Company. The Company's Board of Directors approved the issuance of 150,000 restricted shares of the Company upon signing of the agreement, which shares have previously been issued and agreed to issue IRG
10,000 restricted shares per month for the six (6) month duration of the contract, of which 10,000 shares were issued in September 2006 for investor relations services rendered in the month of August 2006. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBERIAN ENERGY GROUP, INC.

By: /s/ David Zaikin
-------------------------------------
David Zaikin, Chief Executive Officer

Dated: September 22, 2006

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